UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: February 14, 2005

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 215-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a), (b) As previously disclosed in our Current Report on Form 8-K filed on February 14, 2005, Martin Vogelbaum resigned from our Board of Directors on February 10, 2005. Mr. Vogelbaum was a member of our Audit Committee, and as a result of his resignation our Audit Committee membership was reduced from three to two. We provided notice of Mr. Vogelbaum’s resignation to The Nasdaq Stock Market, or Nasdaq, on February 14, 2005.

Nasdaq’s Marketplace Rule 4350(d)(2) requires, among other things, that our Audit Committee have three members. Following Mr. Vogelbaum’s resignation, we do not satisfy this requirement. Marketplace Rule 4350(d)(4) requires that we regain compliance with Rule 4350(d)(2) before our next annual shareholders’ meeting. We intend to regain compliance with Rule 4350(d)(2) by appointing a third member to our Audit Committee during the applicable grace period.

On February 15, 2005, we received formal notice from Nasdaq confirming that we do not currently satisfy the requirements of Rule 4350(d)(2), and advising us of the applicable grace period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Ted W. Love
Ted W. Love, M.D.
Chief Executive Officer and President

Dated: February 16, 2005